UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2014

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This 8-K/A is being filed to correct a typographical error.  The second nominee that stood for election was Harry Elias and not Howard Dubinett.  All other information restated herein remains unchanged.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

                On July 10, 2014, Bio-Reference Laboratories, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in Mahwah, New Jersey for the purposes of (i) electing two directors to serve as Class II directors on the Board of Directors, each to serve a term of three years and until his successor is duly elected and qualified, and (ii) holding an advisory vote on executive compensation.

                Below are the voting results for the election of Class II directors.  All nominees were elected as Class II directors with the following vote:

Nominee	For	Withheld
Sam Singer	15,603,897	4,032,627
Harry Elias	16,229,097	3,407,427

                Below are the voting results for the advisory vote on compensation to our named executive officers.  The stockholders approved, on an advisory basis, the compensation to our named executive officers:

For	Against	Withheld
11,313,012	6,516,702	1,806,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2014	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Marc D. Grodman, M.D.
Name: Marc D. Grodman, M.D.
Title: Chairman of the Board, President and
Chief Executive Officer